Exhibit 10.63

                           MIDAMERICAN ENERGY COMPANY

                                    COMBINED

                        MIDWEST RESOURCES/IOWA RESOURCES

                       RESTATED DEFERRED COMPENSATION PLAN

                               BOARD OF DIRECTORS

                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

1.1 Background of Plan. MidAmerican Energy Company presently maintains two deferred compensation plans for prior members of the Boards of Directors of Midwest Resources Inc. and Iowa Resources Inc. This restated Plan shall replace those two plans if the Merger, as defined in Section 1.4 below closes in 1999, and shall replace those plans as of the closing date of the Merger. This Plan shall be maintained as an unfunded plan of deferred compensation for Participants.

1.2 Purpose of Plan. The purpose of this Plan is to consolidate the Predecessor Plans into one Plan if the Merger closes in 1999.

1.3 Applicability of Plan. The provisions of this Plan are applicable to individuals who have account balances in the Predecessor Plans as of the closing date of the Merger.

1.4 Merger of Predecessor Plans. For ease of administration, and in recognition of the need to change earnings credit and method of valuation in the Predecessor Plans in light of the anticipated acquisition of MidAmerican Energy Holdings Company by CalEnergy Company, Inc. (through a merger of a subsidiary of CalEnergy with and into MidAmerican Energy Holdings Company ("Merger")), the accounts under the Predecessor Plans are hereby merged into the Plan, effective as of the date of closing of the Merger.

                                    ARTICLE 2

                                   DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.
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2.1  Account.   Account  means  the  bookkeeping  account  maintained  for  each
Participant that represents the Participant's total interest under the Plan as of any Valuation Date. It shall also consist of any accounts transferred from Predecessor Plans. A Participant shall have a fully vested and nonforfeitable interest at all times in his or her Account.

2.2 Beneficiary. Beneficiary means the person or persons designated by the Participant to receive any benefits payable from the Participant's Account after his or her death. Each Participant shall designate his or her Beneficiary (or change this designation) at a time and in a manner specified by the Committee. If no person is designated as a Beneficiary, if a designation is revoked, or if no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant's estate.

2.3 Code. Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also include the regulations promulgated under such section.

2.4 Committee. Committee means the Compensation Committee established by the Board of Directors of MidAmerican Energy Holdings Company.

2.5 Company. Company means MidAmerican Energy Company.

2.6 Investment Fund. Investment Fund means an investment benchmark or fund designated by the Committee as an investment medium for the hypothetical investment of a Participant's Account. There shall be a choice between the S&P 500 Stock Index Benchmark, the Lehman Brothers Aggregate Bond Index Benchmark and the Stable Fund Fixed Rate Benchmark. The Committee shall have the discretion to establish and terminate investment benchmarks or funds as it may deem appropriate.

         (a) S&P 500 Stock Index Benchmark means the S&P 500 Stock Index Value as published by Standard and Poor as of the end of each business day, including dividends reinvested.

         (b) Lehman Brothers Aggregate Bond Index Benchmark means the Aggregate Bond Index Value as published by Lehman Brothers as of the end of each business day.

         (c) Stable Fund Fixed Rate Benchmark shall be an account in which the credits in the account do not fluctuate in value, and the values in the account are credited with an annual interest rate, compounded annually. The annual interest rate shall be set for each calendar year based on the one-year U.S. Treasury Bill rate on October 15 in the prior year (or the previous business day if October 15 is not a business day), except that for 1999, the rate shall be 4.3%.
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2.7 Participant.  Participant  means an individual with an account balance under this Plan.

2.8 Plan. Subsequent to the closing date of the Merger, Plan means this MidAmerican Energy Company Combined Midwest Resources/Iowa Resources Restated Deferred Compensation Plan - Board of Directors, as it may be amended from time to time.

2.9 Plan Year. Plan Year means the calendar year.

2.10  Predecessor  Plan.  The following  plans shall be considered a Predecessor
Plan:

                   (a)  Midwest   Resources   Inc./Iowa   Resources   Inc.   and
                   Subsidiaries Board of Directors Deferred Compensation Plan Revised and Amended

                   (b) Deferred Compensation Plan for Board of Directors of Midwest Resources Inc. and Subsidiaries

2.11 Valuation Date. Valuation Date means the last business day of each calendar year and any other date that the Committee selects in its sole discretion for the revaluation and adjustment of Accounts.

                                    ARTICLE 3

                                  PARTICIPATION

3.1 Participation. A Participant with an Account under the Plan as of the closing date of the Merger shall continue to be a Participant under the Plan until all amounts have been distributed from his or her Account.

                                    ARTICLE 4

                               DEFERRAL ELECTIONS

4.1 No Deferrals. No new deferrals are permitted under this Plan.

                                    ARTICLE 5

                             PARTICIPANTS' ACCOUNTS

5.1 Investment Changes for Predecessor Plans. With respect to account balances in a Predecessor Plan, if the valuation of any account is dependent upon the book value or fair market value of MidAmerican Energy Holdings Company common stock, or if earnings on an account are determined by the dividend rate on MidAmerican Energy Holdings Company common stock (other than a rate that has been fixed as of a certain date and is not subject to further change), each Participant who has such an account balance shall file an election form with the Committee prior to, or within fifteen (15) days after, the closing date of the Merger, designating, in 1 percent increments, the Investment Funds in which such account are deemed to be invested. To the extent the value of an account, as of the closing date of the Merger, is based on the value of MidAmerican Energy Holdings Company common stock, the value of each stock unit in any such account shall be deemed to be $27.15, plus any dividend paid to shareholders of MidAmerican Energy Holdings Company common stock through the closing date of the Merger. In any account based on a fixed value with crediting of interest only, but which varies in the interest rate credited from time to time, interest on the account shall be credited through date of closing of the Merger. Amounts converted to the Investment Funds as of the closing date of the Merger shall be converted based on the Investment Fund benchmark values on the date of closing. As to any Participant's Account transferred from a Predecessor Plan with a fixed value and fixed interest rate credited to the account (i.e. debentures under the former Iowa Resources Inc. Board of Directors deferred compensation plan), the Participant's Account shall continue to reflect such fixed value and shall continue to be credited with the fixed interest rate, unless the Participant elects to have his or her account value related to such fixed investment converted to one or more of the Investment Funds pursuant to the procedure set forth above within the time frame specified above.

5.2 Changes in Investments. A Participant may change the hypothetical investment allocation in his or her account no more than once during any calendar quarter by filing an appropriate form with the Committee (or its designated administrative representative) specifying the change to be made. The change shall be processed effective as of the fifth (5th) business day following receipt of the change request by the Committee (or its designated representative).

5.3 Valuation of Accounts.

                   (a) Allocation of Gains and Losses. A Participant's Account shall be adjusted as of each Valuation Date to reflect any gains or losses that would have been credited or debited to the Account if it had actually been invested in the manner described in section 5.1. Accounts where an investment change request has been received between these dates will be credited or charged for any investment gains or losses since the last Valuation Date through the effective date of the investment change.

                   (b)  Charges  Against   Account.   Any  payments  made  to  a
                   Participant or Beneficiary under Article 6 shall be charged against the Participant's Account.

                   (c) Annual Report to Participants. An annual report shall be provided to each Participant showing the value of the account balance as of the beginning and end of the year.

5.4 Financing. The benefits under this Plan shall be paid out of the general assets of the Company, except to the extent they are paid from the assets of a grantor trust established by the Company to pay these benefits.

5.5 Unsecured Interest. No Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, this right shall be no greater than the right of any unsecured general creditor of the Company.

5.6 Nontransferability. In no event shall the Company make any payments under this Plan to any assignee or creditor of a Participant or Beneficiary. Prior to the time of payment hereunder, no Participant or Beneficiary shall have any right by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

                                    ARTICLE 6

                               PAYMENT OF ACCOUNTS

6.1 Conditions on Right to Receive Payment. A Participant shall not be entitled to payment of any deferred compensation from his or her account until the time elected by the Participant as set forth on the written deferral election form previously filed with the Corporate Secretary of the Company under the Predecessor Plan, or until his or her death or permanent disability, whichever occurs first. An election shall not be changed except by approval of the Board of Directors of the Company. If annual installments were selected, each annual installment shall not be less than an amount equal to the value of the account at the beginning of the Plan Year in which distribution is to be made divided by the life expectancy of the Participant at the beginning of such Plan Year (or the joint life expectancy of the Participant and spouse if the Participant is married). Each annual installment shall be made within fifteen (15) days following the first day of each Plan Year. If an election was made to receive a lump sum payment, payment shall be made within fifteen (15) days following the first day of the Plan Year in which payment is to be made, and the amount of the lump sum payment shall be equal to the value of the account as of December 31 of the preceding Plan Year. Payment of a lump sum amount or any annual installment shall be made in cash.

6.2 Change in Election Under Predecessor Plan. Except as provided below, with respect to elections filed for deferred amounts under a Predecessor Plan, such election as to method and timing of payment shall continue to be applicable to the accounts transferred from a Predecessor Plan. A Participant may file a revised election with respect to the account transferred from a Predecessor Plan. The revised election form shall specify the new timing and method of payout (either lump sum or annual installments). If the new election serves to accelerate the payout of a lump sum or to elect a lump sum payment where annual installments had been previously elected, and if the new lump sum election is for payment to occur within three years of the date of closing of the Merger, the value of the account shall be reduced by 6% as of the new date elected for payout. If the new election form does not accelerate payments to within three years following the date of closing of the Merger, no reduction shall be made in the value of the account to be paid. A change may be made with respect to revising the timing of payout of substantially equal annual installments as long as the final annual payment does not occur any earlier than January 1, 2002. Any new elections as to timing or method of payout must be made within fifteen (15) days following the closing date of the Merger.

6.3 Payment in the Event of Death. In the event of the death of a Participant occurring either before the commencement of payment or before the full balance of the Participant's account has been paid, the unpaid balance in the Account shall be paid in a lump sum to the Participant's designated beneficiary or estate, payment shall be made within thirty (30) days following the date of death. The value of the Account shall be based upon the value of the Investment Funds in his or her account on the date of death (or on the preceding business day, if date of death is not a business day).

                                    ARTICLE 7

                               GENERAL PROVISIONS

7.1 General Provisions.

         (a)      Unfunded Plan.

                   (i) This Plan is intended to be an unfunded plan maintained primarily to provide benefits to a "select group of management or highly compensated employees" within the meaning of Section 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and as amended from time to time or any successor thereto, and, therefore, is further intended to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Compensation Committee may terminate the Plan for any or all Participants in order to achieve and maintain this intended result, provided that previously accrued benefits hereunder shall not be reduced or otherwise adversely affected without the written consent of the affected Participants.

                   (ii) The obligations hereunder shall at all times be unsecured and payments with respect to any benefits hereunder shall be paid out of the general operating revenue of the Company. A trust may be established to provide for the payment of benefits to Participants hereunder as long as the assets of such trust are subject to the claims of general creditors of the Company with respect to the deferrals (and earnings thereon, if applicable).

         (b) Withholding. The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state and local tax withholding requirements, or to deduct from any or all payments made pursuant to the Plan amounts sufficient to satisfy such withholding tax requirements.

         (c) Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

         (d) Non-Alienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or claims of the person entitled to such benefit. If any Participant or designated beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Compensation Committee, cease, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or the designated beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Compensation Committee may deem proper.

         (e) Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger or reorganization involving the Company or the purchase or other acquisition, of all or substantially all of the business or assets of the Company.

         (f) Amendment or Termination of Plan.

(i) The Board of Directors of the Company reserves the right at any time and from time to time to amend, suspend or terminate the Plan without the consent of any Participant or other person claiming a right under the Plan.

(ii) Any amendment or termination of this Plan shall not adversely affect the rights of Participants or designated beneficiaries to payments of amounts credited to Participants in their Account at the time of such amendment or termination.

         (g) Separability. If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

         (h) Construction. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Iowa.

         (i) Titles. The titles of the Articles and Sections herein are included for convenience of reference only and shall not be construed as part of this Plan, or have any effect upon the meaning of the provisions hereof.

         (j) Impossibility of Action. In case it becomes impossible for the Company to perform any act under this Plan, that act shall be preformed which in the judgment of the Company will most nearly carry out the intent and purposes of this Plan. All parties concerned shall be bound by any such acts performed under such conditions.

         (k) Authorized Officers. Whenever the Company under the terms of the Plan is permitted and required to perform any act or matter or thing, it shall be done and performed by a duly authorized officer of the Company.